UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2025

KKR Enhanced US Direct Lending Fund-L Inc.
(Exact name of registrant as specified in its charter)

Delaware	814-01724	99-6101395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 California Street 50th Floor San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

(415) 315-3620
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
BNP Credit Facility

On December 18, 2025, KKR Enhanced US EvDL Funding II LLC (“KKR Funding II”), a wholly-owned, special purpose financing subsidiary of KKR Enhanced US Direct Lending Fund-L Inc. (the “Company”), entered into the First Amendment (the “First Amendment”) to the Revolving Credit and Security Agreement, dated April 11, 2025 (the “BNP Credit Facility”), by and among KKR Funding II, as borrower, the Company, as servicer and as equityholder, BNP Paribas (“BNP”), as administrative agent, the lenders from time to time party thereto, and The Bank of New York Mellon Trust Company, National Association, as collateral agent. The First Amendment increases the BNP Credit Facility’s maximum facility size from $200 million to $300 million. No other material terms were altered as a result of this amendment.

The description above is only a summary of the material provisions of the First Amendment and is qualified in its entirety by reference to a copy of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Citibank Credit Facility

On December 18 2025, KKR Enhanced US EVDL Funding LLC (“KKR Funding I”), a wholly owned subsidiary of the Company, entered into a commitment adjustment notice (the “Commitment Adjustment Notice”) pursuant to the Loan and Servicing Agreement, dated April 1, 2024 (the “Citibank Credit Facility”), by and among KKR Funding I, as borrower, the Company, as the collateral manager and as equityholder, Citibank, N.A. (“Citibank”), as administrative agent, the lenders from time to time party thereto, The Bank of New York Mellon Trust Company, National Association, as collateral agent, as account bank and as collateral custodian, and Citibank and KKR Capital Markets LLC, as joint lead arrangers.

The Commitment Adjustment Notice provides for an increase in Citibank’s commitment by $100 million, thereby bringing aggregate commitments of the lenders under the Citibank Credit Facility from $500 million to $600 million. The accordion feature in the Citibank Credit Facility allows KKR Funding I to increase the total size of the facility to a maximum aggregate commitment of $1.25 billion.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.
On December 1, 2025, KKR Enhanced US Direct Lending Fund-L Inc. (the "Company") issued and sold 48,354 shares of the Company’s common shares of beneficial interest (the “Shares”) (with the final number of common shares issued being determined on December 17, 2025) pursuant to a subscription agreement entered into with KKR Enhanced US Direct Lending Fund-L Holdings L.P. (the “Subscriber”) for aggregate consideration of $50.00 million.

The offer and sale of the Shares were conducted in connection with the Company’s continuous private offering of Shares (the “Private Offering”) in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1
First Amendment to the Revolving Credit and Security Agreement, dated as of December 18, 2025, by and among KKR Funding II, as borrower, the Company, as servicer and as equityholder, BNP, as administrative agent, the lenders from time to time party thereto, and The Bank of New York Mellon Trust Company, National Association, as collateral agent.

10.2	Commitment Adjustment Notice, dated as of December 18, 2025, delivered by KKR Funding I, as borrower.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR ENHANCED US DIRECT LENDING FUND-L INC.

Date: December 23, 2025	By:	/s/ Thomas Murphy
Thomas Murphy
Chief Financial Officer, Chief Accounting Officer, and Treasurer